UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026 (June 30, 2026)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2026, Vivos Therapeutics, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “PIPE SPA”) with V-Co Investors 4 LLC, a Wyoming limited liability company (“V-Co 4”) and Bigger Capital Fund, LP (“Bigger”). V-Co 4 is a holder of more than 9.99% of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”) and may be deemed an affiliate of the Company. V-Co 4 and Bigger are collectively referred to herein as the “Investors.” R. Kirk Huntsman, the Company’s Chairman and Chief Executive Officer, participated in the PIPE Offering indirectly through V-Co 4, in which he holds membership interests. Mr. Huntsman’s indirect participation represents approximately $50,000 of the aggregate purchase price paid by V-Co 4, corresponding to 85,910 shares of Preferred Stock and Warrants to purchase 85,910 shares of Common Stock included within the securities purchased of record by V-Co 4, in each case on the same terms and conditions applicable to the Investors generally.

Pursuant to the PIPE SPA, the Company sold an aggregate of 3,608,496 units (the “Units”), at a purchase price of $0.582 per Unit, with each Unit consisting of (i) one share of Series A Convertible Preferred Stock, par value $0.0001 per share and with a stated value of $0.456 per share (the “Preferred Stock”), convertible into one share of Common Stock on a one-for-one basis, (ii) Common Stock purchase warrants (collectively, the “Warrants”) to purchase a number of shares of Common Stock equal to 100% of the number of shares of Common Stock issuable upon conversion of the Preferred Stock included in such Unit, and (iii) two transferable subscription rights in respect of each Unit (each, a “Right” and, collectively, the “Rights”), issuable as an inducement to the Investors to fund their subscription amounts on an accelerated timeframe, with two Rights per Unit reflecting funding in full on or prior to June 30, 2026 under the inducement schedule set forth in the PIPE SPA. The Rights will be offered and distributed solely pursuant to a registration statement registering the Rights (the “Rights Registration Statement”), and the Company’s obligation to issue the Rights, and the Investors’ right to receive or exercise the Rights, is expressly conditioned upon the Securities and Exchange Commission declaring the Rights Registration Statement effective. No Rights were issued, distributed or exercisable at the closing of the PIPE Offering.

The $0.582 per Unit purchase price comprises $0.457 attributable to the share of Preferred Stock included in such Unit and $0.125 attributable to the Warrant included in such Unit. Such $0.125 per Warrant Share was included for purposes of satisfying the “Minimum Price” requirement of Nasdaq Listing Rule 5635(d), but not in determining the exercise price of the Warrants. The $0.456 Market Price was calculated as the lower of (i) the Nasdaq official closing price of the Common Stock on the trading day immediately preceding the date of the PIPE SPA and (ii) the average Nasdaq official closing price of the Common Stock for the five trading days immediately preceding the date of the PIPE SPA. The $0.582 per Unit purchase price accordingly exceeds the sum of the $0.456 Market Price and the $0.125 per Warrant Share attribution. The PIPE Offering closed on June 30, 2026. The aggregate purchase price for the securities sold in the PIPE Offering was approximately $2.1 million. The Company received $1,000,000 in cash proceeds upon the closing of the PIPE Offering. Additionally, $1,000,000 previously funded by V-Co 4 under a previously reported bridge promissory note entered into by the Company and V-Co 4 on May 7, 2026 (the “Bridge Note”) automatically converted into the PIPE Offering. The gross proceeds funded under the Bridge Note exclude an original issue discount of $100,000 paid by the Company in connection with previous funding under the Bridge Note. The Company intends to use the net proceeds from the PIPE Offering for general working capital purposes. No placement agent was used in connection with the PIPE Offering.

The Warrants have an exercise price of $0.456 per share and became exercisable immediately as of the date of issuance, have a term of five years and contain customary stock-based (but not price-based) anti-dilution protection as well as beneficial ownership limitations preventing (i) V-Co 4 and its affiliates from exercising Warrants to the extent such exercise would result in V-Co 4 and its affiliates beneficially owning in excess of 19.99% of the then outstanding Common Stock, and (ii) Bigger and its affiliates from exercising Warrants to the extent such exercise would result in Bigger and its affiliates beneficially owning in excess of 9.99% (or, at Bigger’s election, 4.99%) of the then outstanding Common Stock.

The terms of the PIPE SPA and the Registration Rights Agreement (the “RRA”) require the Company to file a registration statement on Form S-3 or other appropriate form (the “Resale Registration Statement”) registering the shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Conversion Shares, the “Registrable Securities”) for resale no later than 45 days of the closing of the PIPE Offering and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective within 90 days of the closing of the PIPE Offering. The Company must also use its reasonable best efforts to keep the Resale Registration Statement continuously effective (including by filing a post-effective amendment to the Resale Registration Statement or a new registration statement if the Resale Registration Statement expires) until all Registrable Securities covered by such Resale Registration Statement have been sold, or may be sold pursuant to Rule 144 without the volume or other limitations of such rule, or are not required to be registered in reliance upon the exemption in Section 4(a)(1) or 4(a)(7) under the Securities Act, subject to certain limitations specified in the RRA.

The PIPE SPA further provides that the Company shall pay each Investor $50,000 for the fees and expenses of counsel incurred in connection with the PIPE Offering. The Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “COD”), which the Company filed with the Secretary of State of the State of Delaware on July 7, 2026, established the Series A Convertible Preferred Stock and fixed the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, as more fully described in Item 5.03 below. The PIPE SPA, RRA and COD also include standard representations, warranties, indemnifications, and covenants of the Company and the Investors.

The foregoing descriptions of the Warrants, RRA, COD and PIPE SPA are not complete and are subject to and qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 4.1, 4.2, 4.3, and 10.1 hereto, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investors, the offer and sale of the Units, comprising the Preferred Stock and the Warrants, were made in a private placement transaction exempt from registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder and corresponding provisions of state securities or “blue sky” laws.

The Preferred Stock and the Warrants have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities & Exchange Commission or an applicable exemption from the registration requirements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On July 7, 2026, the Company filed the COD with the Secretary of State of the State of Delaware, thereby creating a new series of the Company’s authorized preferred stock designated as “Series A Convertible Preferred Stock,” consisting of 7,500,000 authorized shares, par value $0.0001 per share. The COD became effective upon filing.

Each share of Preferred Stock has a stated value equal to the “Market Price” as defined in the purchase agreement pursuant to which such share was issued, and shares of Preferred Stock issued pursuant to different purchase agreements may accordingly have different stated values. For the shares of Preferred Stock issued in the PIPE Offering, the stated value is $0.456 per share, equal to the lower of (i) the Nasdaq official closing price of the Common Stock on the trading day immediately preceding the date of the PIPE SPA and (ii) the average Nasdaq official closing price of the Common Stock for the five trading days immediately preceding the date of the PIPE SPA, determined in accordance with the Minimum Price requirements of Nasdaq Listing Rule 5635(d). Each share of Preferred Stock is convertible, at the option of the holder, into one share of Common Stock on a one-for-one basis, subject to adjustment as set forth in the COD. The conversion ratio is fixed and is not subject to any price-based reset, ratchet or other downward adjustment based on the trading price of the Common Stock or subsequent issuances of securities by the Company, and is subject to adjustment only for stock dividends, stock splits and similar events as set forth in the COD. No fractional shares of Common Stock will be issued upon conversion; the Company will, at its election, pay cash in lieu of any final fraction or round up to the next whole share. The Preferred Stock does not bear any stated, cumulative or preferential dividend; holders are entitled to receive dividends, on an as-if-converted-to-Common-Stock basis (without regard to the beneficial ownership limitation described below), equal to and in the same form as dividends actually paid on the Common Stock. The COD contains a beneficial ownership limitation that prohibits conversion of the Preferred Stock to the extent that, after giving effect to such conversion, the applicable holder (together with its affiliates and other attribution parties) would beneficially own in excess of 9.99% (or, upon a holder’s election made prior to the issuance of any shares of Preferred Stock to such holder, 4.99% or 19.99%) of the shares of Common Stock outstanding immediately after giving effect to such conversion. A holder may thereafter increase or decrease its beneficial ownership limitation upon 61 days’ prior notice to the Company, provided that the limitation may in no event exceed 19.99%. Except as otherwise required by the Delaware General Corporation Law, the Preferred Stock has no voting rights; however, for so long as any shares of Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, (i) alter or change adversely the powers, preferences or rights of the Preferred Stock or amend the COD, (ii) authorize or create any class of stock ranking senior to the Preferred Stock as to dividends, redemption or distribution of assets upon a liquidation, (iii) amend the Company’s charter documents in any manner that adversely affects any rights of the holders, (iv) increase the number of authorized shares of Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing. Upon any liquidation, dissolution or winding-up of the Company, holders of the Preferred Stock are entitled to receive, for each share of Preferred Stock and before any distribution or payment to holders of junior securities (including the Common Stock), an amount equal to the stated value of such share plus any accrued and unpaid dividends and any other amounts then due and owing under the COD; a fundamental transaction is not deemed a liquidation for this purpose.

The foregoing description of the COD does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the COD, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Common Stock Warrant, dated June 30, 2026 by and between the Company and V-Co 4 and the Company and Bigger.
4.2	Registration Rights Agreement, dated June 30, 2026, by and between the Company and V-Co 4 and the Company and Bigger.
4.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on July 7, 2026.
10.1	Securities Purchase Agreement, dated June 30, 2026, by and between the Company and V-Co 4 and the Company and Bigger.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: July 7, 2026	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer